AMENDED AND RESTATED TRUST AGREEMENT

among

SLM FUNDING LLC,
as Depositor

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely
as Eligible Lender Trustee,

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely
as Delaware Trustee

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity but solely
as Indenture Trustee
acting as
Excess Distribution Certificate Paying Agent and Excess Distribution Certificate Registrar

SLM Student Loan Trust 2012-6

Dated as of September 20, 2012

TABLE OF CONTENTS

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Exhibit A	Form of Excess Distribution Certificate
Exhibit B	Form of Certificate of Trust
Exhibit C	Form of Transferor Letter
Exhibit D-1	Form of Transferee Letter (Non-Rule 144A)
Exhibit D-2	Form of Transferee Letter (Rule 144A)

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AMENDED AND RESTATED TRUST AGREEMENT dated as of September 20, 2012, among SLM FUNDING LLC, a Delaware limited liability company, as the Depositor, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, not in its individual capacity but solely as the eligible lender trustee (the “Eligible Lender Trustee”), DEUTSCHE BANK TRUST COMPANY DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as the Delaware Trustee, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, not in its individual capacity but solely as the indenture trustee (the “Indenture Trustee”), acting as the Excess Distribution Certificate Paying Agent and Excess Distribution Certificate Registrar hereunder.

WITNESSETH:

WHEREAS, the Depositor, the Eligible Lender Trustee and the Delaware Trustee are parties to the trust agreement dated as of August 15, 2012 (the “Short-Form Trust Agreement”) pursuant to which a trust known as “SLM Student Loan Trust 2012-6” was established on August 15, 2012; and

WHEREAS, the Depositor, the Indenture Trustee, the Eligible Lender Trustee and the Delaware Trustee desire to amend and restate the Short-Form Trust Agreement upon the terms and conditions set forth herein as follows.

NOW, THEREFORE, the Depositor, the Eligible Lender Trustee, the Delaware Trustee and the Indenture Trustee, acting as Excess Distribution Certificate Paying Agent and the Excess Distribution Certificate Registrar, hereby agree as follows:

ARTICLE I

SECTION 1.1   Definitions and Usage.  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture, dated as of September 20, 2012 (the “Indenture”), among SLM Student Loan Trust 2012-6 (the “Trust”), the Eligible Lender Trustee, and the Indenture Trustee, as may be amended or supplemented from time to time, which also contains rules as to usage that shall be applicable herein.

ARTICLE II

Organization

SECTION 2.1            Creation of Trust; Name.  There is hereby created a Trust which shall be located in the State of Delaware, and which shall be known as “SLM Student Loan Trust 2012-6”, in which name the Eligible Lender Trustee may conduct the functions of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.  The Trust shall constitute a statutory trust within the meaning of Section 3801(a) of the Delaware Statutory Trust Act for which the Eligible Lender Trustee has filed or has caused to be filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Statutory Trust Act.

SECTION 2.2            Office.  The Delaware office of the Trust shall be in care of the Delaware Trustee at its Corporate Trust Office referred to in Section 3.2 or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Depositor.  The general administrative office of the Trust shall be in care of the Eligible Lender Trustee at its Corporate Trust Office referred to in Section 3.2 or at such other address as the Eligible Lender Trustee may designate by written notice to the Depositor.

SECTION 2.3             Purposes and Powers.  The purpose of the Trust is to engage in the following activities:

(i)           to issue the Notes pursuant to the Indenture and the Excess Distribution Certificate pursuant to this Agreement and to sell the Notes in one or more transactions;

(ii)           with the proceeds received from the sale of the Notes, (A) to fund the Reserve Account pursuant to Section 2.9 of the Administration Agreement, (B) to fund the Capitalized Interest Account pursuant to Section 2.10(a) of the Administration Agreement, to fund the Supplemental Purchase Account pursuant to Section 2.10(d) of the Administration Agreement, to fund the Borrower Benefit Account, if any, pursuant to Section 2.10(f) of the Administration Agreement and to fund the Floor Income Rebate Account, if any, pursuant to Section 2.10(g) of the Administration Agreement, (C) to make the Collection Account Initial Deposit pursuant to Section 2.10(c) of the Administration Agreement and (D) to purchase (x) the Initial Trust Student Loans on the Closing Date and (y) any Additional Trust Student Loans during the Supplemental Purchase Period;

(iii)           to Grant the Trust Estate to the Indenture Trustee pursuant to the Indenture, and to hold, manage and distribute to the Excess Distribution Certificateholder pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(iv)           to enter into and perform its obligations under the Basic Documents (including any agreements representing Eligible Repurchase Obligations) to which it is to be a party;

(v)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(vi)           subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the others specified in Sections 2.7 and 2.8of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.  The Trust is not intended to be a “business trust” for purposes of the United States Bankruptcy Code.

SECTION 2.3A   Covenants of the Trust.The Trust covenants and agrees to the following:

(a)           To maintain books and records separate from any other person or entity;

(b)           To maintain its accounts separate from those of any other person or entity, except as permitted by the Trust Agreement or any other Basic Document;

(c)           Not to commingle assets with those of any other entity, except as permitted by the Trust Agreement or any other Basic Document;

(d)           To conduct its own functions in its own name;

(e)           To maintain separate financial statements or records;

(f)           To pay its own liabilities out of its own funds, except as permitted by the Trust Agreement or any other Basic Document;

(g)           To maintain an arm's-length relationship with its Affiliates;

(h)           To pay the salaries of its own employees and maintain a sufficient number of employees or adequate service providers in light of its contemplated business operations;

(i)            To allocate fairly and reasonably any overhead for shared office space;

(j)            To hold itself out as a separate entity; and

(k)           To correct any known misunderstanding regarding its separate identity.

SECTION 2.4   Appointment of Eligible Lender Trustee and Delaware Trustee.  The Depositor hereby appoints the Eligible Lender Trustee as trustee of the Trust, effective as of the date hereof, to have all the rights, powers and duties set forth herein and the Eligible Lender Trustee accepts such appointment.  The Depositor hereby appoints the Delaware Trustee as trustee of the Trust, effective as of the date hereof, for the sole purpose of satisfying Section 3807(a) of the Delaware Statutory Trust Act, and the Delaware Trustee hereby accepts such appointment.

SECTION 2.5            Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $100.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account.  The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

SECTION 2.6            Declaration of Trust.  The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Excess Distribution Certificateholder, subject to the obligations of the Trust under the other Basic Documents.  It is the intention of the parties hereto that the Trust constitute a statutory trust under Delaware law and that this Agreement constitute the governing instrument of such trust. Effective as of the date hereof, the Eligible Lender Trustee and the Delaware Trustee, as applicable, shall have all rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust.

SECTION 2.7            Liability of the Excess Distribution Certificateholder.  No Excess Distribution Certificateholder (in such capacity) shall have any personal liability for any liability or obligation of the Trust.

SECTION 2.8            Title to Trust Property.  Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Trust Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

SECTION 2.9            Representations, Warranties and Covenants of the Depositor.  The Depositor hereby represents, warrants and covenants to the Eligible Lender Trustee, the Indenture Trustee and the Delaware Trustee as follows:

(a)      The Depositor is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)      The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has the power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

(c)      This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors’ rights generally and subject to general principles of equity.

(d)      The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Formation or Operating Agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e)      The Depositor agrees, for the benefit of the Noteholders and the Excess Distribution Certificateholder, that it will comply with each of the requirements set forth in the Certificate of Formation and its Operating Agreement.

(f)      The Depositor shall make available to the Eligible Lender Trustee (i) as soon as possible, and in any event within the time period allowed by the Commission to file such financials after the end of each fiscal year of the Depositor (or an affiliate), audited financials of the Depositor (or an affiliate) as at the end of and for such year and (ii) as soon as possible, and in any event within the time period allowed by the Commission to file such financials after the end of each quarterly accounting period of the Depositor (or an affiliate), unaudited financials of the Depositor (or an affiliate) as at the end of and for such period.

(g)      The Depositor shall make available to the Eligible Lender Trustee, as soon as possible after the delivery to the Department, a copy of the annual compliance audit of Sallie Mae, Inc. (or an affiliate), as required by Section 428(b)(1)(U) of the Higher Education Act.

(h)      The Depositor shall deliver to the Eligible Lender Trustee, on an annual basis, promptly after receipt thereof, copies of a SAS 70 report for Sallie Mae, Inc.

(i)       The Depositor shall promptly deliver to the Eligible Lender Trustee a copy of any program review audit that Sallie Mae, Inc. (or its affiliates) shall receive from the Department.

(j)       The Depositor shall deliver to the Eligible Lender Trustee, on a quarterly basis, evidence of payment of any FFEL Lenders’ Interest & Special Allowance (LaRS) payments paid to the Department in connection with the Trust Student Loans.

SECTION 2.10          [Reserved].

SECTION 2.11          Authorization of the Administrator.  The Administrator is authorized and directed to execute on behalf of the Issuer, and, after execution, to file with the Commission, all documents and forms required to be filed in accordance with applicable law or the rules and regulations prescribed by the Commission.

ARTICLE III

Beneficial Ownership and Excess Distribution Certificate

SECTION 3.1             Initial Beneficial Ownership.  Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Excess Distribution Certificate, the Depositor shall be the sole beneficial owner of the Trust.

SECTION 3.2             Corporate Trust Office. The Eligible Lender Trustee initially designates 60 Wall Street, 27th Floor, New York, New York 10005, as its principal Corporate Trust Office, at which it shall act as trustee of the Trust.  The Delaware Trustee initially designates 1011 Centre Road, Suite 200, Wilmington, Delaware19805 as its principal Corporate Trust Office, at which it shall act as trustee of the Trust. The Excess Distribution Certificate Registrar’s New York office and its authenticating agent’s office are located at:

Deutsche Bank National Trust Company
100 Plaza One
Jersey City, New Jersey07311
Attention: Structured Finance Services/Asset Backed Securities Telephone: (201) 593-8420
Facsimile: (212) 553-2458

SECTION 3.3             The Excess Distribution Certificate.

(a)      General.  The Excess Distribution Certificate shall be issued in one or more registered, definitive physical certificates substantially in the form of Exhibit A hereto, in minimum percentage interests of at least 10% and integral multiples of 10% in excess thereof.  The Excess Distribution Certificate shall receive payments as provided in Sections 2.8(k) and 2.9(f), as applicable, of the Administration Agreement.  The Excess Distribution Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Eligible Lender Trustee.  An Excess Distribution Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Excess Distribution Certificate or did not hold such offices at the date of authentication and delivery of such Excess Distribution Certificate.

(b)      Authentication.  As part of the consideration for the purchase of the Trust Student Loans pursuant to the Sale Agreement, the Eligible Lender Trustee shall cause the Excess Distribution Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor (in its capacity as “Seller” under the Sale Agreement), signed by its president or any vice president, without further action by the Depositor.  For all purposes hereunder, the Depositor shall be the initial Excess Distribution Certificateholder.  No Excess Distribution Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Excess Distribution Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee (or Deutsche Bank National Trust Company, as the Eligible Lender Trustee’s authenticating agent) by manual signature; such authentication shall constitute conclusive evidence that such Excess Distribution Certificate shall have been duly authenticated and delivered hereunder.  The Excess Distribution Certificate shall be dated the date of its authentication.  No further Excess Distribution Certificates shall be issued except pursuant to paragraph (c) or (d) below.

(c)      Registration of Transfer and Exchange.  The Excess Distribution Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to paragraph (f) below, the Excess Distribution Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Excess Distribution Certificate Registrar shall provide for the registration of the Excess Distribution Certificate and of transfers and exchanges of the Excess Distribution Certificate as herein provided. Deutsche Bank National Trust Company shall be the initial Excess Distribution Certificate Registrar.

Upon surrender for registration of transfer of the Excess Distribution Certificate at the office or agency maintained pursuant to paragraph (f) below, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause Deutsche Bank National Trust Company as its authenticating agent to authenticate and deliver), in the name of the designated transferee, a new Excess Distribution Certificate dated the date of authentication by the Eligible Lender Trustee or its authenticating agent.  At the option of the Excess Distribution Certificateholder, the Excess Distribution Certificate may be exchanged for another Excess Distribution Certificate upon surrender of the Excess Distribution Certificate to be exchanged at the office or agency maintained pursuant to paragraph (f) below.

An Excess Distribution Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Excess Distribution Certificate Registrar duly executed by the holder thereof or his attorney duly authorized in writing, with such signature (other than for transfers or exchanges to or among any Affiliates of the Depositor) guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.  An Excess Distribution Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Excess Distribution Certificate Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Excess Distribution Certificate, but the Eligible Lender Trustee or the Excess Distribution Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Excess Distribution Certificate.

The preceding provisions of this Section notwithstanding, the Eligible Lender Trustee shall not be required to make and the Excess Distribution Certificate Registrar need not register transfers or exchanges of the Excess Distribution Certificate for a period of 15 days preceding any Distribution Date with respect to the Excess Distribution Certificate.

The Excess Distribution Certificate (including any beneficial interest therein) may not be acquired by or for the account of (i) any Benefit Plan subject to Title I of ERISA and/or Section 4975 of the Code, if such acquisition, or the management or servicing of the Trust or its assets, would cause a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, (ii) any Benefit Plan subject to a substantially similar federal, state, local or foreign law, if such acquisition would cause a non-exempt violation of such substantially similar law, (iii) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (iv) any “pass-thru entity” referred to in Section 1(h)(10)(D), (E) or (F) of the Code, the income of which pass-thru entity is includible directly or indirectly through one or more other such pass-thru entities by any person referred to in clause (iii) above.  By accepting and holding the Excess Distribution Certificate, the holder hereof shall be deemed to have represented and warranted that it is not acquiring the Excess Distribution Certificate by or for the account of any entity in violation of the above restrictions, and to have agreed that if such restrictions are violated, the holder will promptly dispose of the Excess Distribution Certificate.

(d)      Mutilated, Destroyed, Lost or Stolen Excess Distribution Certificate.  If (1) a mutilated Excess Distribution Certificate shall be surrendered to the Excess Distribution Certificate Registrar, or if the Excess Distribution Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of the Excess Distribution Certificate, and (2) there shall be delivered to the Excess Distribution Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Excess Distribution Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee, on behalf of the Trust, shall execute and the Eligible Lender Trustee shall authenticate and deliver (or shall cause Deutsche Bank National Trust Company as its authenticating agent to authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Excess Distribution Certificate, a new Excess Distribution Certificate of like tenor.  In connection with the issuance of any new Excess Distribution Certificate under this Section, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Excess Distribution Certificate issued pursuant to this paragraph shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Excess Distribution Certificate shall be found at any time.

(e)      Persons Deemed Owners.  Prior to due presentation of the Excess Distribution Certificate for registration of transfer, the Eligible Lender Trustee and the Excess Distribution Certificate Registrar and any agent of either of them may treat the Person in whose name the Excess Distribution Certificate shall be registered in the Excess Distribution Certificate Register as the owner of such Excess Distribution Certificate for the purpose of receiving distributions thereon and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the Excess Distribution Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

(f)      Maintenance of Office or Agency.  The Excess Distribution Certificate Registrar shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where the Excess Distribution Certificate may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Excess Distribution Certificate Registrar in respect of the Excess Distribution Certificate may be served.

(g)      Appointment of Excess Distribution Certificate Paying Agent.  The Excess Distribution Certificate Paying Agent shall make distributions to the Excess Distribution Certificateholder from the amounts received from the Indenture Trustee pursuant to Sections 2.8(k) and 2.9(f) of the Administration Agreement and shall report the amounts of such distributions to the Indenture Trustee (if the Excess Distribution Certificate Paying Agent is not the Indenture Trustee).  Any Excess Distribution Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above.  The Eligible Lender Trustee may revoke such power and remove the Excess Distribution Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Excess Distribution Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect.  The Excess Distribution Certificate Paying Agent shall initially be the Indenture Trustee, and any co-paying agent chosen by the Eligible Lender Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld).  The Indenture Trustee shall be permitted to resign as Excess Distribution Certificate Paying Agent upon 30 days’ written notice to the Eligible Lender Trustee.  In the event that the Indenture Trustee shall no longer be the Excess Distribution Certificate Paying Agent, the Eligible Lender Trustee (at the written direction of the Administrator) shall appoint a successor to act as Excess Distribution Certificate Paying Agent (which shall be a bank or trust company).  The Eligible Lender Trustee shall cause such successor Excess Distribution Certificate Paying Agent or any additional Excess Distribution Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Excess Distribution Certificate Paying Agent, such successor Excess Distribution Certificate Paying Agent or additional Excess Distribution Certificate Paying Agent will hold all sums, if any, held by it for payment to the Excess Distribution Certificateholder in trust for the benefit of such holder until such sums shall be paid to such holder.  The Excess Distribution Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of an Excess Distribution Certificate Paying Agent such Excess Distribution Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee.  The provisions of Articles VI and VIII of the Indenture shall apply to the Indenture Trustee also in its role as Excess Distribution Certificate Paying Agent, for so long as the Indenture Trustee shall act as Excess Distribution Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.  Any reference in this Agreement to the Excess Distribution Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

(h)      Restrictions on Transfer of the Excess Distribution Certificate.

(i)           The Excess Distribution Certificate may be transferred to any Affiliate of the Depositor, without any requirement to provide any officer’s certificates or legal opinions that would otherwise be required if such proposed transfer was being made to a Person who is not an Affiliate of the Depositor; provided that, after the date hereof, upon the request of the Administrator, any such proposed transferee of the Excess Distribution Certificate that is an Affiliate of the Depositor shall provide to the Administrator an opinion of counsel to the effect that if such Affiliate were to become a debtor in a case under the United States Bankruptcy Code, a federal court with jurisdiction over such bankruptcy case, exercising reasonable judgment after full consideration of all relevant factors, would not order the substantive consolidation of the assets and liabilities of the Trust with those of such Affiliate.

(ii)           Except as provided above, the Excess Distribution Certificate shall not be sold, pledged, transferred or assigned except as provided below:

(A)           The Excess Distribution Certificate has not been registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law.  No transfer, sale, pledge or other disposition of the Excess Distribution Certificate or any interest therein shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  In the event that a transfer is to be made without registration or qualification, the Eligible Lender Trustee shall require, in order to assure compliance with such laws, that the prospective transferor and transferee each certify to the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, in writing, the facts surrounding the transfer.  Such certifications shall be substantially in the forms of Exhibit C hereto and Exhibit D-1 or D-2 hereto, as applicable.  In the event that such a transfer is to be made within two years from the date of the initial issuance of the Excess Distribution Certificate pursuant hereto (other than a transfer as to which the proposed transferee has provided a certificate in the form of Exhibit D-2), the Eligible Lender Trustee in its sole discretion, may require that there shall also be delivered to the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, or, if it is not the proposed transferor, the Depositor, at the expense of the transferor, an opinion of counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws.  Any such opinion of counsel shall not be an expense of the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor.  None of the Depositor, the Administrator or the Eligible Lender Trustee is obligated to register or qualify the Excess Distribution Certificate under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Excess Distribution Certificate without registration or qualification.  Any such Excess Distribution Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any liability that may result if the transfer is not so exempt or is made in accordance with such applicable federal and state laws.

(B)           No transfer of the Excess Distribution Certificate will be registered by the Eligible Lender Trustee or the Excess Distribution Certificate Registrar unless the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor receives a representation from the proposed transferee of the Excess Distribution Certificate, substantially in the form of Exhibit D-1 or D-2, as the case may be, that such transferee is not acquiring the Excess Distribution Certificate by or for the account of any entity in violation of the restrictions set forth in the final paragraph of Section 3.3(c) above.  If any proposed transferee shall become an Excess Distribution Certificateholder in violation of these provisions, then the last preceding permitted transferee shall be restored, to the extent permitted by law, to all rights as Excess Distribution Certificateholder, retroactive to the date of registration of such transfer of the Excess Distribution Certificate.  Neither the Eligible Lender Trustee nor the Excess Distribution Certificate Registrar shall have any liability to any person for any registration or transfer of the Excess Distribution Certificate that is not permitted or for making any payments due on the Excess Distribution Certificate to the holder thereof or for taking any action with respect to such holder under this Agreement.  Any proposed transferee who becomes an Excess Distribution Certificateholder shall agree to indemnify the Eligible Lender Trustee, the Excess Distribution Certificate Registrar, the Administrator, and, if it is not the proposed transferor, the Depositor, against any loss, damage or penalty incurred as a result of the transfer of the Excess Distribution Certificate to such proposed transferee in violation of such restrictions.

(C)           The prospective transferee shall be aware that the Excess Distribution Certificate shall bear legends referring to the restrictions contained in sub-clauses (A) and (B) above and by its acceptance of an Excess Distribution Certificate agrees to abide by such restrictions.

(D)           The prospective transferee shall deliver an opinion of counsel addressed to the Eligible Lender Trustee, the Administrator, and, if it is not the proposed transferor, the Depositor, to the effect that, (1) as a matter of federal income tax law, such prospective transferee is permitted to accept the transfer of the Excess Distribution Certificate, (2) such transfer or pledge would not jeopardize the tax treatment of the Trust, (3) such transfer or pledge would not subject the Trust to any entity-level tax, (4) such transfer or pledge would not jeopardize the status of the Notes as debt for all purposes, and (5) such pledge or transfer would not cause the Trust to be treated, for federal income tax purposes, as an association or a publicly traded partnership taxable as a corporation.

(E)           No pledge or transfer of the Excess Distribution Certificate shall be effective unless such purchase or transfer is to a single beneficial owner.

(iii)           Any Excess Distribution Certificateholder, as evidenced by its agreement to accept the rights conferred under the Excess Distribution Certificate, is hereby deemed to accept and succeed to all obligations of the Depositor under this Agreement.

ARTICLE IV

Actions by Eligible Lender Trustee

SECTION 4.1   Prior Notice to the Excess Distribution Certificateholder With Respect to Certain Matters.  With respect to the following matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the Excess Distribution Certificateholder and each of the Rating Agencies then rating the Notes in writing of the proposed action and the Excess Distribution Certificateholder shall not have notified the Eligible Lender Trustee in writing prior to the 30th calendar day after such notice is given that it has withheld consent or provided alternative direction:

(a)
the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Student Loans);

(b)	the amendment of the Indenture by a supplemental indenture in circumstances where the consent of the Noteholders is required; or

(c)
the amendment of the Indenture by a supplemental indenture in circumstances where the consent of the Noteholders is not required and such amendment materially adversely affects the interests of the Excess Distribution Certificateholder.

SECTION 4.2            Action with Respect to Sale of the Trust Student Loans.  The Eligible Lender Trustee shall not have the power, except upon the written direction of the Excess Distribution Certificateholder and except as expressly provided in the Basic Documents, to sell the Trust Student Loans after the payment in full of the Notes.

SECTION 4.3            Action with Respect to Bankruptcy. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Excess Distribution Certificateholder and the delivery to the Eligible Lender Trustee by the Excess Distribution Certificateholder of a certificate certifying that the Excess Distribution Certificateholder reasonably believes that the Trust is insolvent; provided, however, that nothing herein shall be deemed to prohibit the Eligible Lender Trustee from filing a claim in, or otherwise participating in, any bankruptcy proceeding filed against the Trust.

SECTION 4.4            Restrictions.  Neither the Depositor nor the Excess Distribution Certificateholder shall direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.

ARTICLE V

Application of Trust Funds; Certain Duties

SECTION 5.1            Application of Trust Funds.

(a)      On each Distribution Date, the Excess Distribution Certificate Paying Agent shall distribute to the Excess Distribution Certificateholder any amounts payable in respect of the Excess Distribution Certificate in accordance with the Administration Agreement.

(b)      In the event that any withholding tax is imposed on the Trust’s payment to the Excess Distribution Certificateholder, such tax shall reduce the amount otherwise distributable on the Excess Distribution Certificate.

SECTION 5.2            Method of Payment.  Distributions required to be made to the Excess Distribution Certificateholder on any Distribution Date shall be made to the holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Excess Distribution Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date, or, if not, by check mailed to such holder at the address of such holder appearing in the Excess Distribution Certificate Register.

SECTION 5.3            No Segregation of Moneys; No Interest.  Subject to Section 5.1, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

SECTION 5.4            Reports to the Excess Distribution Certificateholder, the Internal Revenue Service and Others.  The Eligible Lender Trustee shall provide (or cause to be provided) any reports or other information required to be provided to the Excess Distribution Certificateholder pursuant to the Code, the regulations promulgated thereunder or other applicable law.  In addition, the Eligible Lender Trustee shall provide (or cause to be provided) any information concerning the Excess Distribution Certificate to the Internal Revenue Service or other taxing authority as required under the Code, the regulations promulgated thereunder or other applicable law. The Eligible Lender Trustee shall be entitled to hire an independent accounting firm to perform the functions described in this Section 5.4, the reasonable fees and expenses of which shall be paid by the Depositor.

ARTICLE VI

Authority and Duties of Eligible Lender Trustee

SECTION 6.1            General Authority.  The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $1,249,400,000.  The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Trust Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 2.4 of the Administration Agreement and otherwise follow the written direction of and cooperate with the Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Trust Student Loans.

In addition to the foregoing, the Eligible Lender Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents.  The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs, in writing, with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

SECTION 6.2            General Duties.  It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Noteholders and the Excess Distribution Certificateholder subject to and in accordance with the provisions of this Agreement and the other Basic Documents.  Without limiting the foregoing, the Eligible Lender Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor.  Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.  Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

SECTION 6.3            Action Upon Instruction.

(a)      [Reserved].

(b)      The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof, any other Basic Document or is otherwise contrary to law.

(c)      Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses and actions permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Depositor requiring instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Depositor received, the Eligible Lender Trustee shall not be liable on account of such action to any Person.  If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement, the other Basic Documents, as it shall deem to be in the best interests of the Excess Distribution Certificateholder, and shall have no liability to any Person for such action or inaction.

(d)      In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement, any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Depositor requesting written instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such written instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person.  If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interest of the Excess Distribution Certificateholder, and shall have no liability to any Person for such action or inaction.

SECTION 6.4            No Duties Except as Specified in this Agreement or in Instructions.  The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document.  The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Deutsche Bank Trust Company Americas, in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

SECTION 6.5            No Action Except Under Specified Documents or Instructions.  The Eligible Lender Trustee shall not otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to Section 6.3.

SECTION 6.6            Restrictions.  The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes.  Neither the Depositor nor the Excess Distribution Certificateholder shall direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.

ARTICLE VII

Concerning the Eligible Lender Trustee and the Delaware Trustee

SECTION 7.1            Acceptance of Trusts and Duties.  Each of the Eligible Lender Trustee and the Delaware Trustee accepts the trusts hereby created and each of them agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement.  The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents.  Neither the Eligible Lender Trustee nor the Delaware Trustee shall be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Eligible Lender Trustee or the Delaware Trustee.  In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)      neither the Eligible Lender Trustee nor the Delaware Trustee shall be liable for any error of judgment, except for such error resulting from willful misconduct or negligence as set forth in the preceding paragraph, made by an Authorized Officer of the Eligible Lender Trustee or the Delaware Trustee;

(b)      neither the Eligible Lender Trustee nor the Delaware Trustee shall be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor or the Excess Distribution Certificateholder;

(c)      no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee or the Delaware Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee or the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d)      under no circumstances shall the Eligible Lender Trustee or the Delaware Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)      neither the Eligible Lender Trustee nor the Delaware Trustee shall be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than (in the case of the Eligible Lender Trustee) the certificate of authentication on the Excess Distribution Certificate, and neither the Eligible Lender Trustee nor the Delaware Trustee shall in any event assume or incur any liability, duty, or obligation to any Noteholder or the Excess Distribution Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f)      neither the Eligible Lender Trustee nor the Delaware Trustee shall be liable for the action or inaction, default or misconduct of the Administrator, the Depositor, the Indenture Trustee, the Servicer under any of the other Basic Documents or otherwise, and neither the Eligible Lender Trustee nor the Delaware Trustee shall have any obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement;

(g)      neither the Eligible Lender Trustee nor the Delaware Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement, any other Basic Document, at the request, order or direction of the Depositor or the Excess Distribution Certificateholder, unless the Depositor or such holder has offered to the Eligible Lender Trustee or the Delaware Trustee, as the case may be, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee or the Delaware Trustee, as the case may be, therein or thereby.  The right of the Eligible Lender Trustee or the Delaware Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and neither the Eligible Lender Trustee nor the Delaware Trustee shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

(h)      in no event shall the Eligible Lender Trustee or the Delaware Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Eligible Lender Trustee or the Delaware Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance of their respective obligations as soon as practicable under the circumstances; and

(i)      in no event shall the Eligible Lender Trustee or the Delaware Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever irrespective of whether the Eligible Lender Trustee or the Delaware Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.2            [Reserved].

SECTION 7.3            Representations and Warranties of the Eligible Lender Trustee and the Delaware Trustee.  (1)  The Eligible Lender Trustee hereby represents and warrants to the Depositor, for the benefit of the Noteholders and the Excess Distribution Certificateholder, that:

(a)      It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of New York.  It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)      It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)      Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or New York state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

(d)      It is and will maintain its status as an “eligible lender” (as such term is defined in Section 435(d) of the Higher Education Act) for purposes of holding legal title to the Trust Student Loans as contemplated by this Agreement and the other Basic Documents, it has a lender identification number with respect to the Trust Student Loans from the Department and has and will maintain in effect a Guarantee Agreement with each of the Guarantors with respect to the Trust Student Loans.

(2)  The Delaware Trustee hereby represents and warrants to the Depositor, for the benefit of the Noteholders, and the Excess Distribution Certificateholder, that:

(a)      It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)      It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

(c)      Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

SECTION 7.4            Reliance; Advice of Counsel.

(a)      The Eligible Lender Trustee and the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Eligible Lender Trustee and the Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect.  As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee and the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee or the Delaware Trustee, as the case may be, for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)      In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee and the Delaware Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee and the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee or the Delaware Trustee, as the case may be, with reasonable care, and (ii) may consult with counsel and accountants to be selected with reasonable care and employed by it.  Neither the Eligible Lender Trustee nor the Delaware Trustee shall be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants and not contrary to this Agreement or any other Basic Document.

SECTION 7.5            Not Acting in Individual Capacity.  Except as provided in this Article VII, in accepting the trusts hereby created each of Deutsche Bank Trust Company Americas, and Deutsche Bank Trust Company Delaware, are acting solely as Eligible Lender Trustee and Delaware Trustee, respectively, hereunder and not in its individual capacity, and all Persons having any claim against the Eligible Lender Trustee or the Delaware Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 7.6            Eligible Lender Trustee and Delaware Trustee Not Liable for Excess Distribution Certificate or Trust Student Loans.  The recitals contained herein and in the Excess Distribution Certificate (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificate) shall be taken as the statements of the Depositor, and the Eligible Lender Trustee and the Delaware Trustee assume no responsibility for the correctness thereof.  The Eligible Lender Trustee and the Delaware Trustee make no representations as to the validity or sufficiency of this Agreement, the Excess Distribution Certificate, or any other Basic Document (other than the signature of and authentication by the Eligible Lender Trustee on the Excess Distribution Certificate), or the Notes, or of any Trust Student Loan or related documents.  Neither the Eligible Lender Trustee nor the Delaware Trustee shall at any time have any responsibility or liability (except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender Trustee or the Delaware Trustee, as the case may be, knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Trust Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Excess Distribution Certificateholder under this Agreement or the Noteholders, under the Indenture, including the existence and contents of any computer or other record of any Trust Student Loan; the validity of the assignment of any Trust Student Loan to the Eligible Lender Trustee on behalf of the Trust; the completeness of any Trust Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Trust Student Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Eligible Lender Trustee or the Delaware Trustee.

SECTION 7.7            Eligible Lender Trustee or Delaware Trustee May Own Notes.  Both the Eligible Lender Trustee and the Delaware Trustee, individually or in any other capacity, may become the owner or pledgee of Notes and may deal with the Depositor, the Excess Distribution Certificateholder, the Administrator, the Indenture Trustee or the Servicer in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee or the Delaware Trustee, as the case may be.

SECTION 7.8            Duties of the Delaware Trustee.   The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Eligible Lender Trustee.  The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto with respect to the Trust, the beneficial owners thereof or any other person, it is hereby understood and agreed by the other parties hereto that such duties and liabilities will replace the duties and liabilities of the Delaware Trustee expressly set forth in this Section 7.8.  The Delaware Trustee shall have all the rights, privileges and immunities of the Eligible Lender Trustee.In addition to the foregoing, the Delaware Trustee also hereby agrees to execute and deliver all amendments or supplements to this Agreement, delivered to it for execution pursuant to Section 11.1, if such amendment or supplement does not materially or adversely affect the rights or duties of the Delaware Trustee.

ARTICLE VIII

Compensation and Indemnity of the Trustees

SECTION 8.1            Eligible Lender Trustee’s and Delaware Trustee’s Fees and Expenses.  The Eligible Lender Trustee and the Delaware Trustee shall receive as compensation for its services hereunder such fees, if any, as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee and the Delaware Trustee, respectively, and the Eligible Lender Trustee and the Delaware Trustee, respectively, shall be entitled to be reimbursed by the Administrator, to the extent provided in such separate agreement, for their other reasonable expenses (including the reasonable fees and expenses of counsel and independent accountants) hereunder.

SECTION 8.2            Payments to the Eligible Lender Trustee and to the Delaware Trustee.  Any amounts paid to the Eligible Lender Trustee or to the Delaware Trustee pursuant to Section 8.1 hereof or pursuant to Section 9 of the Sale Agreement, Section 4.2 of the Administration Agreement or Section 4.2 of the Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

SECTION 8.3            Indemnity.  The Depositor shall cause the Administrator to indemnify each of the Eligible Lender Trustee and the Delaware Trustee in its individual capacity and any of its officer, directors, employees and agents as and to the extent provided for in Section 4.2 of the Administration Agreement.

ARTICLE IX

Termination of Trust Agreement

SECTION 9.1            Termination of Trust Agreement.

(a)      This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon (1) the final distribution by the Excess Distribution Certificate Paying Agent of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and Article V hereof and (2) the filing of the certificate of cancellation by the Eligible Lender Trustee pursuant to Section 9.1(c) below.  The bankruptcy, liquidation, dissolution, death or incapacity of the Excess Distribution Certificateholder shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such holder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b)      Except as provided in Section 9.1(a), none of the Depositor, any Noteholder or the Excess Distribution Certificateholder shall be entitled to revoke or terminate the Trust.

(c)      Upon final distribution of any funds remaining in the Trust, the Eligible Lender Trustee shall file a certificate of cancellation (to be prepared by the Administrator) of the Trust’s certificate of trust pursuant to Section 3810(c) of the Delaware Statutory Trust Act and giving notice thereof to the Delaware Trustee.

ARTICLE X

Successor Eligible Lender Trustees  and Delaware Trustees and Additional Eligible Lender Trustees and Delaware Trustees

SECTION 10.1          Eligibility Requirements for Eligible Lender Trustee and Delaware Trustee.  The Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust Student Loans from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Trust Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors as may be directed, in writing, by the Depositor; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal or state authorities; (v) having its place of business in the State of New York; and (vi) having (or having a parent which has) a rating in respect of its long-term senior unsecured debt of at least “BBB-” (or the equivalent) by each of the Rating Agencies then rating the Notes (or which, if the long-term senior unsecured debt of such corporation or association is not rated by any Rating Agency then rating the Notes, shall have provided to the Indenture Trustee written confirmation from such Rating Agency that the appointment of such corporation or association to serve as Eligible Lender Trustee will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes).  If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Delaware Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act.  In case at any time the Eligible Lender Trustee or the Delaware Trustee, as the case may be, shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee or the Delaware Trustee, as the case may be, shall resign immediately in the manner and with the effect specified in Section 10.2.

SECTION 10.2          Resignation or Removal of Eligible Lender Trustee or the Delaware Trustee.  The Eligible Lender Trustee or the Delaware Trustee, as the case may be, may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator.  Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee or Delaware Trustee, as applicable, meeting the eligibility requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee or Delaware Trustee and one copy to the successor Eligible Lender Trustee or Delaware Trustee.  If no successor Eligible Lender Trustee or Delaware Trustee, as the case may be, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee or Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee or Delaware Trustee, as applicable; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee or Delaware Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

If at any time the Eligible Lender Trustee or the Delaware Trustee, as the case may be, shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee or the Delaware Trustee, as the case may be, shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee or the Delaware Trustee, as applicable.  If the Administrator shall remove the Eligible Lender Trustee or the Delaware Trustee, as the case may be, under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible Lender Trustee or the Delaware Trustee, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee or the Delaware Trustee, as applicable, so removed and one copy to the successor Eligible Lender Trustee or the Delaware Trustee, as applicable, and payment of all fees owed to the outgoing Eligible Lender Trustee or Delaware Trustee, as applicable.

Any resignation or removal of the Eligible Lender Trustee or the Delaware Trustee, as applicable, and appointment of a successor Eligible Lender Trustee or Delaware Trustee, as applicable, pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee or Delaware Trustee, as applicable, pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Eligible Lender Trustee or Delaware Trustee, as applicable, and the filing of a certificate of amendment to the Trust’s certificate of trust pursuant to Section 3810(b) of the Delaware Statutory Trust Act.  The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee or the Delaware Trustee, as applicable, and to each of the Rating Agencies then rating the Notes.

SECTION 10.3          Successor Eligible Lender Trustee or Delaware Trustee.  Any successor Eligible Lender Trustee or Delaware Trustee, as applicable, appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee or Delaware Trustee, as applicable, an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee or Delaware Trustee, as applicable, shall become effective and such successor Eligible Lender Trustee or Delaware Trustee, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee or Delaware Trustee, as applicable.  The predecessor Eligible Lender Trustee or Delaware Trustee, as applicable, shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee or Delaware Trustee, as applicable, all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible and to the extent that such number is used by the Eligible Lender Trustee solely with respect to the Trust, to the successor Eligible Lender Trustee or Delaware Trustee, as applicable, the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee or Delaware Trustee, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee or Delaware Trustee, as applicable, all such rights, powers, duties and obligations.

No successor Eligible Lender Trustee or Delaware Trustee, as applicable, shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee or Delaware Trustee, as applicable, shall be eligible pursuant to Section 10.1.

Upon acceptance of appointment by a successor Eligible Lender Trustee or Delaware Trustee, as applicable, pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee or Delaware Trustee, as applicable, to the Excess Distribution Certificateholder, the Indenture Trustee, the Noteholders and the Rating Agencies then rating the Notes.  If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee or Delaware Trustee, as applicable, the successor Eligible Lender Trustee or Delaware Trustee, as applicable, shall cause such notice to be mailed at the expense of the Administrator.

SECTION 10.4          Merger or Consolidation of Eligible Lender Trustee or Delaware Trustee.  Any corporation or association into which the Eligible Lender Trustee or Delaware Trustee, as applicable, may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee or Delaware Trustee, as applicable, shall be a party, or any corporation or association succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee or Delaware Trustee, as applicable, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee or Delaware Trustee, as applicable, hereunder; provided that such corporation or association shall be eligible pursuant to Section 10.1; and provided further that the Eligible Lender Trustee or Delaware Trustee, as applicable, shall mail notice of such merger or consolidation to the Rating Agencies then rating the Notes not less than 15 days prior to the effective date thereof and the Delaware Trustee shall file an amendment to the Certificate of Trust as required under the Delaware Statutory Trust Act.

SECTION 10.5           Appointment of Co-Eligible Lender Trustee or Separate Eligible Lender Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.1, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable.  If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the written direction of the Eligible Lender Trustee;

(ii)          no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii)         the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee.  Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

Miscellaneous

SECTION 11.1   Supplements and Amendments.  This Agreement may be amended by the Eligible Lender Trustee, the Delaware Trustee and the Indenture Trustee, with prior written notice to the Rating Agencies then rating the Notes, without the consent of any of the Noteholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the Prospectus.

This Agreement may also be amended from time to time by the Eligible Lender Trustee, the Delaware Trustee and the Indenture Trustee, with prior written notice to the Rating Agencies then rating the Notes, with the consent of (i) the Class A Noteholders evidencing not less than a majority of the Outstanding Amount of the Class A Notes and (ii) the Class B Noteholders evidencing not less than a majority of the Outstanding Amount of the Class B Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Class A Noteholders or Class B Noteholders, as the case may be; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of any class of the Notes required to consent to any such amendment, without the consent of all of the Noteholders representing 100% of the Outstanding Amount of such class of Notes.

Promptly after the execution of any such amendment or consent, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to the Excess Distribution Certificateholder, the Indenture Trustee and each of the Rating Agencies then rating the Notes.

It shall not be necessary for the consent of the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents (and any other consents of provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee and the Delaware Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Depositor stating that all conditions precedent to the execution of such amendment have been met or otherwise satisfied.  The Eligible Lender Trustee or the Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee’s or Delaware Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 11.2             No Legal Title to Trust Estate in the Excess Distribution Certificateholder. The Excess Distribution Certificateholder shall not have legal title to any part of the Trust Estate. The Excess Distribution Certificateholder shall be entitled to receive distributions with respect to its undivided beneficial ownership interest therein only in accordance with Section 3.3 of this Agreement.  No transfer, by operation of law or otherwise, of any right, title, or interest of the Excess Distribution Certificateholder to and in its beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 11.3             Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Delaware Trustee, the Depositor, the Excess Distribution Certificateholder, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right,remedy or claim in the Trust Estate or under this Agreement or any covenants, conditions or provisions contained herein.

SECTION 11.4             Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee),

(a)      if to the Eligible Lender Trustee, addressed to its Corporate Trust Office with copies to Deutsche Bank National Trust Company, 100 Plaza One, Jersey City, New Jersey07311, Attention: Structured Finance Services/Asset Backed Securities;

(b)      if to the Delaware Trustee, addressed to its Delaware principal office located at1011 Centre Road, Suite 200, Wilmington, Delaware19805, Attention: Elizabeth Ferry, Vice President;

(c)      if to the Depositor, addressed to SLM Funding LLC, 2001 Edmund Halley Drive, Reston, Virginia 20191; or

(d)      as to each party, at such other address as shall be designated by such party in a written notice to each other party.

SECTION 11.5             Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.6             Separate Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.7             Successors and Assigns.  All covenants and agreements contained herein shall be binding upon and inure to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, the Delaware Trustee and its successors, each Excess Distribution Certificateholder and its successors and permitted assigns, all as herein provided.  Any request, notice, direction, consent, waiver or other instrument or action by a Noteholder or the Excess Distribution Certificateholder shall bind the successors and assigns of such holder.

SECTION 11.8             No Petition.

(a)      Neither the Depositor, nor any other Excess Distribution Certificateholder (as evidenced by acceptance of its Excess Distribution Certificate) will institute against the Trust, at any time, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Excess Distribution Certificate, the Notes, this Agreement or any of the other Basic Documents.  The foregoing shall not limit the rights of the Depositor, nor any Excess Distribution Certificateholder to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Trust by a Person other than the Depositor or such other Excess Distribution Certificateholder.

(b)      The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, the Delaware Trustee (not in its individual capacity but solely as Delaware Trustee), by entering into this Agreement, the Excess Distribution Certificateholder by accepting the Excess Distribution Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the other Basic Documents.  The foregoing shall not limit the rights of the Eligible Lender Trustee, the Indenture Trustee or the Delaware Trustee, respectively, to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by a Person other than the Eligible Lender Trustee, the Indenture Trustee or the Delaware Trustee, respectively.

SECTION 11.9             No Recourse.  Each Excess Distribution Certificateholder, by accepting its Excess Distribution Certificate, acknowledges that such holder’s certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Excess Distribution Certificate or the other Basic Documents.

SECTION 11.10           Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 11.11           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.12            Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE XII

Compliance with Regulation AB

SECTION 12.1               Intent of the Parties; Reasonableness.  The Depositor, the Eligible Lender Trustee, the Delaware Trustee and the Indenture Trustee acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor and the Issuer with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Depositor, the Eligible Lender Trustee, the Delaware Trustee, nor the Indenture Trustee shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection therewith, the Indenture Trustee, the Eligible Lender Trustee and the Delaware Trustee shall cooperate fully with the Depositor to deliver to the Depositor (including any of its assignees or designees), any and all statements, reports, certifications, records, attestations, and any other information necessary in the good faith determination of the Depositor, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Eligible Lender Trustee, the Delaware Trustee, Indenture Trustee or the servicing of the Trust Student Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                              IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Eligible Lender Trustee

By: /s/ Michele H.Y. Voon
       Name:  Michele H.Y. Voon
       Title:    Vice President

By: /s/ Mark DiGiacomo
       Name:  Mark DiGiacomo
       Title:    Assistant Vice President

SLM FUNDING LLC,
as the Depositor

By: /s/ Mark D. Rein
       Name:    Mark D. Rein
       Title:      Vice President

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as
Delaware Trustee

By: /s/ Elizabeth B. Ferry
       Name:   Elizabeth B. Ferry
       Title:      Vice President

By: /s/ Donna G. Mitchell
       Name:   Donna G. Mitchell
       Title:      Vice President

Acknowledged and agreed as to
Section 3.3(c) and Section 3.3(g)
of this Amended and Restated Trust Agreement

DEUTSCHE BANK NATIONAL TRUST COMPANY,

not in its individual capacity but solely
as Indenture Trustee acting as the initial Excess Distribution
Certificate Paying Agent and Excess Distribution Certificate Registrar

By: /s/ Michele H.Y. Voon
       Name:   Michele H.Y. Voon
       Title:     Vice President

By: /s/ Mark DiGiacomo
       Name:  Mark DiGiacomo
       Title:    Assistant Vice President

EXHIBIT A
FORM OF EXCESS DISTRIBUTION CERTIFICATE

[PLEASE SEE ATTACHED]

A-1

EXHIBIT B

FORM OF

CERTIFICATE OF TRUST
OF
SLM STUDENT LOAN
TRUST 2012-6

This Certificate of Trust of SLM STUDENT LOAN TRUST 2012-6 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.           Name.  The name of the statutory trust formed by this Certificate of Trust is SLM STUDENT LOAN TRUST 2012-6.

2.           Delaware Trustee.  The name and business address of the Delaware Trustee of the Trust in the State of Delaware are Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware, 19805, Attn:  [         ].

3.           Effective Date.  This Certificate of Trust shall be effective upon filing.

B-1

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Eligible Lender Trustee

By:  _______________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY DELAWARE,
not in its individual capacity but solely as Delaware Trustee

By:  _______________________________
Name:
Title:

By:  _______________________________
Name:
Title:

B-2

EXHIBIT C
[FORM OF TRANSFEROR LETTER]

[Date]

Sallie Mae, Inc.,
as Administrator
2001 Edmund Halley Drive
Reston, Virginia20191

Deutsche Bank National Trust Company,
as Excess Distribution Certificate Registrar
100 Plaza One
Jersey City, New Jersey07311
Attention: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Americas,
as Eligible Lender Trustee
60 Wall Street, 27th Floor
Mailstop NYC60 2720
New York, New York 10005
Attn: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Delaware,
as Delaware Trustee
1011 Centre Road
Suite 200
Wilmington, Delaware19805

Re:          SLM Student Loan Trust 2012-6,
Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our disposition of the above Certificate, we certify that (a) we understand that the Certificate has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

C-1

Very truly yours,

_________________________________________
[Print Name of Transferor]

By: ______________________________________
Authorized Officer

C-2

EXHIBIT D-1
[FORM OF TRANSFEREE LETTER (NON-RULE 144A)]

[Date]

Sallie Mae, Inc.,
as Administrator
2001 Edmund Halley Drive
Reston, Virginia20191

Deutsche Bank National Trust Company,
as Excess Distribution Certificate Registrar
100 Plaza One
Jersey City, New Jersey07311
Attention: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Americas,
as Eligible Lender Trustee
60 Wall Street, 27th Floor
Mailstop NYC60 2720
New York, New York 10005
Attn: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Delaware,
as Delaware Trustee
1011 Centre Road
Suite 200
Wilmington, Delaware19805

Re:          SLM Student Loan Trust 2012-6,
Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we are an institutional “accredited investor,” as defined in Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act or an entity in which all of the equity owners come within such paragraphs, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional

D-1-1

information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate for, by or for the account of (i) any Benefit Plan subject to Title I of ERISA and/or Section 4975 of the Code, if such acquisition, or the management or servicing of the Trust or its assets, would cause a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, (ii) any Benefit Plan subject to a substantially similar federal, state, local or foreign law, if such acquisition would cause a non-exempt violation of such substantially similar law, (iii) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (iv) any “pass-thru entity” referred to in Section 1(h)(10)(D), (E) or (F) of the Code, the income of which pass-thru entity is includible directly or indirectly through one or more other such pass-thru entities by any person referred to in clause (iii) above, (e) we are acquiring the Certificate for investment for our own account and not with a view to any distribution of the Certificate (but without prejudice to our right at all times to sell or otherwise dispose of the Certificate in accordance with clause (g) below), (f) we have not offered or sold the Certificate to, or solicited offers to buy the Certificate from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act, and (g) we will not sell, transfer or otherwise dispose of the Certificate unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Letter that such sale, transfer or other disposition may be made pursuant to an exemption from the Securities Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement relating to the Certificate.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture dated as of September 20, 2012, among Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as the Eligible Lender Trustee on behalf of the Trust, the Trust and Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Indenture Trustee, as may be amended or supplemented from time to time.

Very truly yours, __________________________________ [Print Name of Transferee] By:_______________________________ Authorized Officer

D-1-2

EXHIBIT D-2
[FORM OF TRANSFEREE LETTER (RULE 144A)]

[Date]

Sallie Mae, Inc.,
as Administrator
2001 Edmund Halley Drive
Reston, Virginia20191

Deutsche Bank National Trust Company,
as Excess Distribution Certificate Registrar
100 Plaza One
Jersey City, New Jersey07311
Attention: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Americas,
as Eligible Lender Trustee
60 Wall Street, 27th Floor
Mailstop NYC60 2720
New York, New York 10005
Attn: Structured Finance Services/Asset Backed Securities

Deutsche Bank Trust Company Delaware,
as Delaware Trustee
1011 Centre Road
Suite 200
Wilmington, Delaware19805

Re:          SLM Student Loan Trust 2012-6,
Excess Distribution Certificate (the “Certificate”)

Ladies and Gentlemen:

In connection with our acquisition of the above Certificate, we certify that (a) we understand that the Certificate is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificate, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificate and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificate, (d) we are not acquiring the Certificate by or for the account of (i) any Benefit Plan subject to Title I of ERISA and/or Section 4975 of the Code, if

D-2-1

such acquisition, or the management or servicing of the Trust or its assets, would cause a non-exempt prohibited transaction in violation of Section 406 of ERISA and/or Section 4975 of the Code, (ii) any Benefit Plan subject to a substantially similar federal, state, local or foreign law, if such acquisition would cause a non-exempt violation of such substantially similar law, (iii) any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code, or (iv) any “pass-thru entity” referred to in Section 1(h)(10)(D), (E) or (F) of the Code, the income of which pass-thru entity is includible directly or indirectly through one or more other such pass-thru entities by any person referred to in clause (iii) above, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificate under the Securities Act or that would render the disposition of the Certificate a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificate, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificate for our own account or for resale pursuant to Rule 144A and further understand that the Certificate may be resold, pledged or transferred only (1) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Indenture dated as of September 20, 2012, among Deutsche Bank Trust Company Americas, not in its individual capacity, but solely as the Eligible Lender Trustee on behalf of the Trust, the Trust and Deutsche Bank National Trust Company, not in its individual capacity, but solely as the Indenture Trustee, as may be amended or supplemented from time to time.

Very truly yours, __________________________________ [Print Name of Transferee] By:_______________________________ Authorized Officer

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ANNEX 1
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

1.	As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.
In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $____________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___
Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

___
Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

1
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Annex 1-1

___	Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___
Small Business Investment Company.  The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

___
Qualified Institutional Buyers.  The Buyer owned and/or invested on a discretionary basis less than $100,000,000, but it is an entity in which all of the equity owners are qualified institutional buyers.

3.
The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such

Annex 1-2

subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.
The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.
Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

____________________________________
[Print Name of Transferee]

By:_________________________________
Name:
Title:

Date:______________________

Annex 1-3

ANNEX 2
QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Letter to which this certification relates with respect to the Certificate described therein:

1.
As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.
In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___
The Buyer owned $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___
The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.
The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

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4.
The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.
The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.
Until the date of purchase of the Certificate, the undersigned will notify the parties listed in the Rule 144A Transferee Letter to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

__________________________________
Print Name of Buyer or Adviser

By:_______________________________
Name:
Title:

[IF AN ADVISER:]

__________________________________
Print Name of Buyer

Date:______________________

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